EXHIBIT 10.33

STOCK OPTION AGREEMENT
UNDER CARRIAGE SERVICES, INC.
2017 OMNIBUS INCENTIVE PLAN

THIS STOCK OPTION AGREEMENT (this “Agreement”) evidences the grant by CARRIAGE SERVICES, INC., a Delaware corporation (the “Company”), of an option (the “Option”) to purchase the number of shares of common stock, $.01 par value (“Common Stock”), of the Company specified below, to the Participant whose name appears below and who has evidenced his or her acceptance hereof by signing at the bottom of this Agreement. The term of the Option shall be for the number of years indicated below, commencing on the date of grant set forth below opposite the Company’s signature (the “Grant Date”), and for the number of shares and at the exercise price shown below, subject to adjustment as provided in Section 4.4 of the Carriage Services, Inc. 2017 Omnibus Incentive Plan (the “Plan”). The Option shall be subject to the vesting schedule set forth below. The Option is designated below as either an incentive stock option (“ISO”) or a non-qualified stock option (“NQSO”) within the meaning of Section 422 of the Internal Revenue Code. The Company makes no representation or guarantee that an initial grant of an ISO will continue to qualify as such. If the Participant’s employment with the Company terminates, the exercising of an Option(s) shall be governed pursuant to the termination provisions set forth in Section 6.3 of the Plan.

Name of Participant:
Option Period:
Number of ISO Options:
Number of NQSO Options:
Exercise Price Per Share:	$
Vesting Schedule:	Subject to Section 6.3 of the Plan, the Option shall become vested with respect to 20% of the total number of shares subject to the Option on each of the first five anniversaries of the Grant Date.

Vesting Schedule:

	[Year 1] Vesting	[Year 2] Vesting	[Year 3] Vesting	[Year 4] Vesting	[Year 5] Vesting
ISO
NQSO

The terms and conditions of this Agreement are subject to the terms and provisions of the Plan, as amended, of which the Participant acknowledges receiving a copy.

GRANTED EFFECTIVE this                CARRIAGE SERVICES, INC.
___ day of _________, 20__
By:_________________________________________
VIKI KING BLINDERMAN, Senior Vice President, Principal Financial Officer and Chief Accounting Officer

ACCEPTANCE BY PARTICIPANT

THE UNDERSIGNED PARTICIPANT, by his or her execution below, hereby (i) accepts the grant of the Option on the terms set forth above, (ii) agrees to be bound by all of the terms and conditions of the Carriage Services, Inc. 2017 Omnibus Incentive Plan, including termination provisions in Section 6.3, a copy of which the Participant acknowledges having read and reviewed (together with any counsel or advisors of the Participant’s choice), and (iii) understands all of the legal, tax and other consequences hereof and thereof.

DATED:_____________________, ________.
Name